Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the  incorporation by reference in this Registration Statement on Form S-3 (No. 333- ) of Aytu BioScience, Inc. (the “Company”) of our report dated September 26, 2019, with respect to the consolidated balance sheet of the Company as of June 30, 2019, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Plante & Moran, PLLC

Denver, Colorado June 5, 2020